UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 24, 2015
Vanguard Natural Resources, LLC
(Exact name of registrant as specified in its charter)

DELAWARE	001-33756	61-1521161
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
5847 San Felipe, Suite 3000
Houston, Texas 77057
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (832) 327-2255
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02. Termination of a Material Definitive Agreement.
On March 24, 2015, Vanguard Natural Resources, LLC (the “Company”) notified Credit Suisse Securities (USA) LLC, UBS Securities LLC, BMO Capital Markets Corp. and MLV & Co. LLC (the “Managers”) that it had terminated, effective immediately, the Equity Distribution Agreement (the “Agreement”) dated as of November 26, 2013 by and between the Company and Managers. The Agreement was terminable at will upon written notification by the Company with no penalty. The Agreement established an at-the-market equity distribution program through which the Company had the right to sell, from time to time, subject to certain restrictions, common units representing limited liability interests in the Company having an aggregate offering price of up to $500,000,000 and 7.875% Series A Cumulative Redeemable Perpetual Preferred Units having an aggregate offering price of up to $250,000,000. This termination does not impact that certain Equity Distribution Agreement dated March 12, 2015, which was included as Exhibit 1.1 to the Company’s Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission on March 12, 2015.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VANGUARD NATURAL RESOURCES, LLC

	By:	/s/ Richard A. Robert
	Name:	Richard A. Robert
	Title:	Executive Vice President and Chief Financial Officer
(Principal Financial Officer and Principal Accounting Officer)
March 25, 2015